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                                                                    EXHIBIT 4(u)

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Trustee

                          SIXTH SUPPLEMENTAL INDENTURE

                        Dated as of ___________ __, 20__

     Supplemental Indenture to the Indenture dated as of December 1, 1988, providing for the issuance of series of subordinated debt securities

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                  SIXTH SUPPLEMENTAL INDENTURE, dated as of ___________ __, 20__
(the "Sixth Supplemental Indenture"), between Citigroup Global Markets Holdings Inc., a corporation duly organized and existing under the laws of the State of New York and formerly known as Salomon Smith Barney Holdings Inc. (the "Company"), and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York and formerly known as Bankers Trust Company, as Trustee (the "Trustee"), under the Indenture dated as of December 1, 1988 (the "Original Indenture") as supplemented by the First Supplemental Indenture, dated September 7, 1990, the Second Supplemental Indenture, dated December 14, 1993, the Third Supplemental Indenture, dated July 3, 1996, the Fourth Supplemental Indenture, dated November 28, 1997, and the Fifth Supplemental Indenture, dated July 1, 1999 (collectively the "Supplemental Indentures"). The Supplemental Indentures together with the Original Indenture are herein referred to as the "Indenture." Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Indenture.

                  WHEREAS, the parties hereto have previously entered into the Indenture to provide for the issuance of and sale by the Company from time to time of its subordinated debt securities (the "Debt Securities"); and

                  WHEREAS, Section 1101(10) of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, to cure any ambiguity, to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions under the Indenture that shall not be inconsistent with any provision of the Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect; and

                  WHEREAS, Section 1101(5) of the Indenture authorizes the Company and the Trustee, without the consent of any holder of Debt Securities, to enter into a supplemental indenture to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; and

                  WHEREAS, the Company has changed its name from "Salomon Smith Barney Holdings Inc." to "Citigroup Global Markets Holdings Inc."; and

                  WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Sixth Supplemental Indenture to amend the Indenture in certain respects; and

                  WHEREAS, the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture, and all things necessary have been done to make this Sixth Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

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                  NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

                                    ARTICLE I

                  In the first paragraph of the Indenture, the words "SALOMON SMITH BARNEY HOLDINGS INC." shall be replaced with "CITIGROUP GLOBAL MARKETS HOLDINGS INC."

                                   ARTICLE II

                  Section 2.01. Section 501 of the Indenture shall be amended as to Debt Securities originally issued on or after ___________ __, 20__ by deleting such section in its entirety and substituting therefor the following:

         Section 501. Events of Default.

                  "Event of Default" wherever used herein with respect to Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (2) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

                  Section 2.02. Section 502 of the Indenture shall be amended as to Debt Securities originally issued on or after ___________ __, 20__ by deleting such section in its entirety and substituting therefor the following:

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         Section 502. Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of and all accrued but unpaid interest on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and interest shall become immediately due and payable. Upon payment of such amounts in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 301), all obligations of the Company in respect of the payment of principal of and interest on the Debt Securities of such series shall terminate.

                  At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 301) sufficient to pay

                           (A) all overdue installments of interest on all Debt
                  Securities of such series or all overdue payments with respect to any related Coupons,

                           (B) the principal of (and premium, if any, on) any
                  Debt Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue installments of interest on each Debt Security or upon overdue payments on any Coupons at the rate or rates prescribed therefor in such Debt Securities or Coupons, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, that all sums payable under this clause (D) shall be paid in Dollars.

         No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

                  For all purposes under this Indenture, if a portion of the principal of any Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been

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         rescinded and annulled, the principal amount of such Discount
         Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Discount Securities.

                                   ARTICLE III

                  Section 3.01. Section 507 of the Indenture shall be renamed "Limitations on Suits; Default" and amended as to Debt Securities originally issued on or after ___________ __, 20__ by inserting the following at the end thereof:

                  The following events shall be "Defaults" with respect to any such Debt Securities under this Indenture:

                  (A) an Event of Default with respect to such series specified in Section 501; or

                  (B) default in the payment of any interest upon any Debt Security of such series or any payment with respect to the related Coupons, if any, when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article Sixteen hereof; or

                  (C) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity, whether or not such payment is prohibited by Article Sixteen hereof; or

                  (D) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series, whether or not such payment is prohibited by Article Sixteen hereof; or

                  (E) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than such series) or established in or pursuant to the Board Resolution or supplemental indenture, as the case may be, pursuant to which the Debt Securities of such series were issued as contemplated by Section 301, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (F) any other Default provided with respect to Debt Securities of that series pursuant to Section 301.

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                  Section 3.02. In the Indenture, as amended hereby, excepting
Section 101, Section 301(17), Section 501, Section 502 and Section 507(A), the words "Event of Default" and "Events of Default" shall be replaced as to Debt Securities originally issued on or after ________ ___, 20__ with "Default" and "Defaults," respectively.

                  Section 3.03. Section 513 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ ___, 20__ by deleting such section in its entirety and substituting therefor the following:

         Section 513. Waiver of Past Defaults.

                  Prior to any declaration of acceleration with respect to such series under Section 502, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series and any related Coupons waive any past default hereunder with respect to such series and its consequences, except a default

                           (1) not theretofore cured in the payment of the
                  principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any related Coupon; or

                           (2) in respect of a covenant or provision hereof that
                  under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

                  Upon any such waiver, such default shall cease to exist, and any Default arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  Section 3.04. Section 101 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ ___, 20__ by inserting the following after the twenty-first paragraph thereof:

         "Default" has the meaning specified in Section 507.

                  Section 3.05. Section 301(17) of the Indenture shall be amended as to Debt Securities originally issued on or after ________ ___, 20__ by deleting such section in its entirety and substituting therefor the following:

                  (17) any additional Events of Default or Defaults or restrictive covenants provided for with respect to Debt Securities of the series; and


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                                   ARTICLE IV

                  Section 1001 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ ___, 20__ by deleting such section in its entirety and substituting therefor the following:

         Section 1001.  Company May Consolidate, etc. Only on Certain Terms.

                  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                           (1) the corporation formed by such consolidation or
                  into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all additional interest, if any, payable pursuant to Section 1202) on all the Debt Securities and the due and punctual payment of any Coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                           (2) immediately after giving effect to such
                  transaction and treating any indebtedness that becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default, and no event that, after notice or lapse of time, or both, would become a Default, shall have happened or be continuing; and

                           (3) the Company has delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                    ARTICLE V

                  Section 5.01. Section 1303 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ ___, 20__ by inserting the following after the first sentence thereof:

         Notwithstanding anything to the contrary herein, if then required under applicable capital adequacy guidelines, regulations or policies of the Federal Reserve, the Company may not redeem, repay or repurchase any Debt Securities prior to maturity without the prior approval of the Federal Reserve.


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                  Section 5.02. Section 1502 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by inserting the following after the third paragraph thereof:

                  Notwithstanding anything to the contrary herein, if then required under applicable capital adequacy guidelines, regulations or policies of the Federal Reserve, the Company may not be deemed to have been Discharged in respect of any Debt Securities prior to maturity without the prior approval of the Federal Reserve.

                  Section 5.03. Section 101 of the Indenture, as amended hereby, shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by inserting the following after the thirtieth paragraph thereof:

                  "Federal Reserve" means the Board of Governors of the Federal Reserve System.
                                   ARTICLE VI

                  Section 101 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by deleting the fifty-third paragraph thereof in its entirety and substituting therefor the following:

                  "Senior Indebtedness" means the following indebtedness or obligations, whether outstanding at the date of execution of this Indenture or thereafter incurred, assumed, guaranteed or otherwise created: (i) the principal, premium, if any, and interest in respect of
         (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company and any synthetic lease or tax retention operating lease; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker's acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for in each case (1) the Debt Securities or any appurtenant Coupons, (2) any such indebtedness that is by its terms subordinated to or pari passu with the Debt Securities,
         (3) any junior subordinated debt of the Company that is by its terms subordinated to the Debt Securities, (4) any guarantee now or hereafter entered into by the Company in respect of any junior subordinated debt, trust preferred securities or preferred or preference stock that is by its terms subordinated to the Debt Securities and

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         (5) all other debt securities and guarantees in respect of junior subordinated debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities guaranteed by the Company pursuant to an instrument that ranks junior to the Debt Securities.

                                   ARTICLE VII

                  Section 7.01. (a) Section 1601 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by deleting the first paragraph of such section in its entirety and substituting therefor the following:

                  The Company covenants and agrees, and each Holder of a Debt Security or Coupon, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Debt Securities and any Coupons and the payment of the principal of (and premium, if any) and interest on each and all of the Debt Securities and the payment of any Coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

                  (b) Section 1601(b) of the Indenture shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by deleting such clause in its entirety and substituting therefor the following:

         (b) that (i) a default shall have occurred with respect to the payment of principal of (or premium, if any) or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or

                  Section 7.02. Section 1602 of the Indenture shall be amended as to Debt Securities originally issued on or after ________ __, 20__ by deleting such section in its entirety and substituting therefor the following:

         Section 1602. [Reserved].

                                  ARTICLE VIII

                  Section 8.01. The Trustee accepts the trusts created by this Sixth Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be

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responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Sixth Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                  Section 8.02. Except as amended as set forth above, the Indenture is in all respects ratified and confirmed and the terms, provisions and conditions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall take effect on the date hereof.

                  Section 8.03. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, each of Citigroup Global Markets Holdings
Inc. and Deutsche Bank Trust Company Americas, as Trustee, has caused this Sixth Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly organized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of ________ __, 20__.

                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                                          By: ______________________________

                                              Name:
                                              Title:

Attest:

By: __________________________________

    Name:
    Title:

                                          DEUTSCHE BANK TRUST COMPANY AMERICAS

                                          By: ______________________________

                                              Name:
                                              Title:

Attest:

By: __________________________________

    Name:
    Title:

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